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                                                                    Exhibit 4.34

                              COLOR IMAGING, INC.

                                PROMISSORY NOTE


            Amount: $  500,000.00                Dated:    March 14, 2002
                                                       ------------------

          FOR VALUE RECEIVED, the undersigned, Color Imaging, Inc., a Delaware
                                               ------------------
     corporation located at 4350 Peachtree Industrial Blvd, Suite 100, Norcross, GA 30071 (collectively referred to as the "Maker"), promises to pay to the order of Sueling Wang, an individual, whose address is 1105 Ascott Valley
              ------------
     Drive, Duluth, GA 30096 ("Lender"), the principal sum of Five Hundred Thousand Dollars ($ 500,000.00) ("Amount Advanced") on or before March 14, 2003, ("Maturity Date"). Maker and Lender are collectively referred to hereinafter as the "Parties."

     1.  Interest Rate.
         -------------

         The unpaid principal under this Promissory Note (the "Note") shall not bear interest at twelve percent (12.0%) per annum.

     2.  Payments.
         --------

         Payments (or any prepayments) are due and payable to Lender, at Lender's address of record, on or before the Maturity Date.

     3.  Voluntary Prepayment.
         --------------------

         Maker may, at any time, prepay the unpaid Amount Advanced, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment.

     4.  Lawful Money; Designated Places of Payment.
         ------------------------------------------

         All amounts due hereunder are payable in lawful money of the United States of America, in immediately available funds, at Lender's address of record no later than 5:00 p.m., Pacific Standard Time, on the day payment is due.


     5.  Waivers.
         -------

         Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

     6.  Default.
         -------

         Maker shall be deemed in default if any of the following events occur:
(a) Maker fails to make payments hereunder when due; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Maker under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Maker's property, or ordering the winding up or liquidation of Maker's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by

                Promissory Note - $500k from SuelingWang 031402

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Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Maker; (d) default in the obligation of Maker for borrowed money, other than this Note, or any event that results in acceleration of the maturity of any indebtedness of Maker under any note, indenture, contract, or agreement; (e) Maker fails to comply with any material term, obligation, covenant, or condition contained in this Note and/or the Pledge and Security Agreement; (f) any levy, seizure, attachment, lien, or encumbrance of or on Maker 's property, other than those existing as of the date hereof; and (g) any sale, transfer, or disposition of any interest in Maker 's property, other than in the ordinary course of business, without the written consent of the Lender.

     7.  Recourse Note; Security Interests.
         ---------------------------------

         Maker understands that his Note is a full recourse promissory note.

     8.  Attorneys' Fees.
         ---------------

         In the event it should become necessary to employ counsel to collect this Note, Maker agrees to pay the reasonable attorneys' fees and costs incurred by Lender in connection with Lender's collection efforts, irrespective of whether Lender files suit against Maker.

     9.  Section Headings.
         ----------------

         Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

     10. Amendments in Writing.
         ---------------------

         This Note may only be changed, modified or amended in writing signed by the Parties.

     11. Choice of Law.
         --------------

         The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Georgia.

     12. Waiver of Trial by Jury.

         Maker hereby waives, to the extent permitted under applicable law, any right to trial by jury in any action or proceeding relating to the Note.

Made and Executed at:  Norcross, Georgia.

"MAKER"

COLOR IMAGING, INC.



Signature: /S/ MORRIS E. VAN ASPEREN
          ------------------------------------------------
By:        Morris E. Van Asperen, Executive Vice President

Signature: /S/ CHIA-AN SHIEH
          ------------------------------------------------
By:        Chia-an Shieh, Assistant Secretary

              Color Imaging, Inc. Promissory Note March 14, 2002

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